Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:                            Company Contact:
Claire McAdams                                    Jeffrey Andreson, CFO
Headgate Partners LLC                                Nanometrics Incorporated
530.265.9899                                    408.545.6143
claire@headgatepartners.com                            jandreson@nanometrics.com

Nanometrics Reports Third Quarter 2014 Financial Results

MILPITAS, Calif., October 28, 2014 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its third quarter ended September 27, 2014.

Third Quarter Highlights
- Significant new customer penetration achieved, with the world's second-largest memory company becoming a new 10% customer for Nanometrics, reflecting:

•	worldwide deployment of IMPULSE® integrated metrology for optical critical dimension (OCD) control of lithography, deposition and CMP to multiple fab locations for both DRAM and Flash;

•	multiple Atlas® systems with NanoDiffract® software for advanced process control deployed for high-volume manufacturing of 3D NAND; and

•	follow-on shipment of a UniFire® system to an additional fab location for through-silicon-via (TSV) applications.
- Additional pure-play foundry penetration, with deployment of a complete NanoCD Suite, including Atlas, NanoGen™ and NanoStation® all powered by NanoDiffract software, in support of high-volume manufacturing of planar logic and advanced FinFET development in Taiwan.

GAAP Results

	Q3 2014	Q2 2014	Q3 2013

Revenues	$27,133	$48,029	$39,044

Gross Profit	$11,416	$22,908	$15,801

Income (Loss) from Operations	$(10,609)	$746	$(7,242)

Net Income (Loss)	$(28,662)	$588	$(4,554)

Earnings (Loss) per Diluted Share	$(1.19)	$0.02	$(0.20)

Non-GAAP Results

	Q3 2014	Q2 2014	Q3 2013

Gross Profit	$12,104	$23,585	$18,898

Income (Loss) from Operations	$(8,103)	$1,530	$(2,210)

Net Income (Loss)	$(5,892)	$1,091	$(1,307)

Earnings (Loss) per Diluted Share	$(0.24)	$0.05	$(0.06)

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and, for Q3 2014 and Q3 2013, also excluded a restructuring charge and, for Q3 2013, also excluded an inventory write-off associated with the discontinuation of the Mosaic product line. Non-GAAP results for Q3 2014 exclude a non-cash valuation allowance of $21.1 million related to certain deferred US tax assets.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "As expected, our third- quarter results reflected the significant decline in process control spending by our two largest customers, sales to which were down more than 80% quarter-over-quarter. This decline was tempered by record-level sales to a new 10% customer for Nanometrics, demonstrating the meaningful progress we are making to diversify our revenues and grow our customer footprint within the semiconductor industry. Today we have tool-of-record positions in critical applications for leading-edge devices with every one of the top seven spenders on semiconductor fab equipment – a notable first for Nanometrics. We continue to expect a rebound in revenues beginning in the fourth quarter and continuing into 2015, which is still shaping up to be a strong year for the industry generally and Nanometrics specifically as we expect to benefit from our market share gains and the critical enabling role of our technology for 3D devices and processing technologies."

Third Quarter 2014 Summary
Revenues for the third quarter of 2014 were $27.1 million, down 44% from $48.0 million in the second quarter of 2014 and down 31% from $39.0 million in the third quarter of 2013. On a GAAP basis, gross margin was 42.1%, compared to 47.7% in the prior

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

quarter and 40.5% in the year-ago period. The operating loss was $10.6 million, compared to operating income of $0.7 million in the prior quarter and an operating loss of $7.2 million in the year-ago period. The net loss includes a non-cash valuation allowance of $21.1 million related to certain deferred US tax assets and was $28.7 million or $1.19 per share, compared to net income of $0.6 million or $0.02 per diluted share in the prior quarter and a net loss of $4.6 million or $0.20 per share in the third quarter of 2013.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 44.6% compared to 49.1% in the prior quarter. In the third quarter of 2013, non-GAAP gross margin also excluded a $2.4 million inventory write-off recorded for the discontinued Mosaic® and was 48.4%. The non-GAAP operating loss for the third quarter also excluded a $1.7 million restructuring charge and was $8.1 million, compared to operating income of $1.5 million in the prior quarter and an operating loss of $2.2 million in the third quarter of 2013, which also had excluded a $1.7 million restructuring charge and the Mosaic inventory write-off. The non-GAAP net loss, which adjusts for amortization of intangible assets, the Mosaic inventory write-off, restructuring charges, a $21.1 million valuation allowance related to certain deferred US tax assets, and the income tax effect of non-GAAP adjustments, was $5.9 million or $0.24 per share, compared to net income of $1.1 million or $0.05 per diluted share in the prior quarter and a net loss of $1.3 million or $0.06 per share in the third quarter of 2013.
Deferred Tax Asset Valuation Allowance
In accordance with ASC Topic 740, Income Taxes, the company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the company's U.S. operations falling into a cumulative three year loss, that a non-cash valuation allowance should be established against its deferred US tax assets which are comprised of accumulated and unused U.S. tax credits, and net operating losses and other temporary book-tax differences. The establishment of a non-cash valuation allowance on the company's deferred US tax assets does not have any impact on its cash, nor does such an allowance preclude the company from utilizing its tax losses, tax credits or other deferred tax assets in future periods.
Business Outlook
Management expects revenues to rebound in the fourth quarter, in the range of $36 to $40 million, with GAAP gross margin in the range of 41% to 45% and non-GAAP gross margin in the range of 43% to 47%. Management expects fourth quarter operating expenses to range between $20.4 million and $21.6 million on a GAAP basis, and between $20.0 million and $21.0 million on a non-GAAP basis, with a GAAP net loss to range from $0.12 to $0.29 per share and a non-GAAP net loss to range from $0.08 to $0.24 per share.
Conference Call Details
A conference call to discuss third quarter 2014 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments including certain excess and obsolete inventory charges related to a discontinued product line, restructuring charges, a valuation allowance related to certain deferred US tax assets and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations as to revenue, performance, financial results and the benefit of market share gains, are forward-looking statements.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including timing of product acceptance, economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in product mix, and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 28, 2013, as filed with the Securities and Exchange Commission on March 7, 2014, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$35,625	$44,765
Marketable securities	48,748	48,097
Accounts receivable, net	26,061	31,436
Inventories	35,762	34,520
Inventories-delivered systems	501	6,901
Prepaid expenses and other	9,356	10,519
Deferred income tax assets	2,922	14,516
Total current assets	158,975	190,754

Property, plant and equipment, net	50,736	47,439
Goodwill	11,039	11,743
Intangible assets, net	5,255	7,864
Deferred income tax assets	362	4,916
Other assets	593	696
Total assets	$226,960	$263,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,948	$10,661
Accrued payroll and related expenses	8,395	7,853
Deferred revenue	5,944	21,749
Other current liabilities	7,834	7,936
Income taxes payable	639	758
Total current liabilities	28,760	48,957

Deferred revenue	3,253	3,718
Income taxes payable	635	1,171
Deferred tax liabilities	2,701	578
Other long-term liabilities	1,673	1,615
Total liabilities	37,022	56,039

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	255,036	244,733
Accumulated deficit	(64,475)	(37,996)
Accumulated other comprehensive income (loss)	(647)	612
Total stockholders’ equity	189,938	207,373
Total liabilities and stockholders’ equity	$226,960	$263,412

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenues:
Products	$19,487	$30,164	$101,991	$69,776
Service	7,646	8,880	24,747	28,372
Total net revenues	27,133	39,044	126,738	98,148

Costs of net revenues:
Cost of products	10,737	18,116	52,165	40,908
Cost of service	4,292	4,469	14,061	14,510
Amortization of intangible assets	688	658	2,039	1,963
Total costs of net revenues	15,717	23,243	68,265	57,381
Gross profit	11,416	15,801	58,473	40,767

Operating expenses:
Research and development	8,037	8,926	25,724	24,695
Selling	6,389	6,758	20,443	20,303
General and administrative	5,781	5,424	18,120	16,442
Amortization of intangible assets	103	195	318	588
Restructuring	1,715	1,740	1,715	1,740
Total operating expenses	22,025	23,043	66,320	63,768
Loss from operations	(10,609)	(7,242)	(7,847)	(23,001)

Other income (expense)
Interest income	13	7	37	51
Interest expense	(90)	(118)	(286)	(549)
Other income (expense), net	(57)	(334)	111	(930)
Total other income (expense), net	(134)	(445)	(138)	(1,428)

Loss before income taxes	(10,743)	(7,687)	(7,985)	(24,429)
Provision for (benefit from) income taxes	17,919	(3,133)	18,494	(9,727)
Net loss	$(28,662)	$(4,554)	$(26,479)	$(14,702)

Net loss per share:
Basic	$(1.19)	$(0.20)	$(1.11)	$(0.63)
Diluted	$(1.19)	$(0.20)	$(1.11)	$(0.63)
Shares used in per share calculation:
Basic	24,132	23,261	23,928	23,247
Diluted	24,132	23,261	23,928	23,247

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Net loss	$(26,479)	$(14,702)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	8,660	6,536
Stock-based compensation	5,115	5,912
Excess tax benefit from equity awards	—	467
Loss on disposal of fixed assets	80	173
Provision for bad debt	11	—
Inventory write-down	1,109	6,307
Deferred income taxes	20,776	(9,659)
Changes in fair value of contingent consideration	118	1,045
Changes in assets and liabilities:
Accounts receivable	4,871	(1,818)
Inventories	(7,998)	(7,173)
Inventories-delivered systems	6,400	(300)
Prepaid expenses and other	1,751	820
Accounts payable, accrued and other liabilities	(4,535)	6,798
Deferred revenue	(16,270)	2,044
Income taxes payable	(3,158)	(363)
Net cash used in operating activities	(9,549)	(3,913)

Cash flows from investing activities:
Maturities of marketable securities	25,570	38,030
Purchases of marketable securities	(26,810)	(40,797)
Purchases of property, plant and equipment	(2,800)	(3,516)
Net cash used in investing activities	(4,040)	(6,283)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(470)	(735)
Repayments of debt obligations	—	(5,224)
Proceeds from sale of shares under employee stock option and purchase plans	5,852	3,192
Excess tax benefit from equity awards	—	(467)
Taxes paid on net issuance of stock awards	(664)	(86)
Repurchases of common stock	—	(5,000)
Net cash provided by (used in) financing activities	4,718	(8,320)
Effect of exchange rate changes on cash and cash equivalents	(269)	(566)
Net decrease in cash and cash equivalents	(9,140)	(19,082)
Cash and cash equivalents, beginning of period	44,765	62,915
Cash and cash equivalents, end of period	$35,625	$43,833

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 27, 2014		June 28, 2014		September 28, 2013

Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit and gross margin, respectively	$11,416	42.100%	$22,908	47.7%	$15,801	40.5%
Non-GAAP adjustments:
Inventory write-down	—		—		2,439	6.2%
Amortization of intangible assets	688	2.5%	677	1.4%	658	1.7%
Non-GAAP gross profit and gross margin, respectively	$12,104	44.6%	$23,585	49.1%	$18,898	48.4%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$(10,609)		$746		$(7,242)
Non-GAAP adjustments:
Inventory write-down	—		—		2,439
Amortization of intangible assets included in cost of revenues	688		677		658
Amortization of intangible assets included in operating expenses	103		107		195
Restructuring included in operating expenses	1,715		—		1,740
Total non-GAAP adjustments to operating income (loss)	2,506		784		5,032
Non-GAAP operating income (loss)	$(8,103)		$1,530		$(2,210)

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$(28,662)		$588		$(4,554)
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	2,506		784		5,032
Valuation allowance on deferred assets	21,141		—		—
Income tax effect of non-GAAP adjustments	(877)		(281)		(1,785)
Non-GAAP net income (loss)	$(5,892)		$1,091		$(1,307)

GAAP net income (loss) per diluted share	$(1.19)		$0.02		$(0.20)

Non-GAAP net income (loss) per diluted share	$(0.24)		$0.05		$(0.06)

Shares used in diluted net income (loss) per share calculation	24,132		24,220		23,261

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